Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

On May 13, 2015, Owens-Illinois Group, Inc. (“OI Group”) announced that it had, through its indirect, wholly-owned subsidiary Owens-Brockway Glass Container Inc. (“Owens-Brockway”), a Delaware corporation, entered into a stock purchase agreement with Vitro, S.A.B. de C.V. (“Vitro”), a Mexican sociedad anónima bursátil de capital variable, Distribuidora Álcali, S.A. de C.V. (“Distribuidora”), a Mexican sociedad anónima de capital variable, and Vitro Packaging, LLC (“Vitro Packaging” and together with Vitro and Distribuidora, “Sellers”), a U.S. limited liability company, pursuant to which Owens-Brockway has agreed to acquire (the “Vitro Acquisition”) the Sellers’ food and beverage glass containers business as conducted in the United States, Mexico and Bolivia (the “Vitro Business”).

The following unaudited pro forma condensed consolidated financial statements of OI Group are based on the historical financial statements of OI Group and the Vitro Business and have been prepared to reflect the Vitro Acquisition and expected financing transactions. The unaudited pro forma condensed consolidated statements of operations are presented as if the Vitro Acquisition occurred on January 1, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is based on OI Group’s consolidated statement of operations for the year ended December 31, 2014 and the Vitro Business’ carve-out combined statement of profit or loss and other comprehensive income for the year ended December 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015 and 2014 is based on OI Group’s condensed consolidated statement of operations for the six months ended June 30, 2015 and 2014, respectively, and the Vitro Business’ carve-out condensed combined statement of profit or loss and other comprehensive income for the six months ended June 30, 2015 and 2014, respectively. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 is presented as if the Vitro Acquisition occurred on June 30, 2015 and is based on OI Group’s condensed consolidated balance sheet as of June 30, 2015 and the Vitro Business’ condensed carve-out combined statement of financial position as of June 30, 2015.

The accounting principles used for the preparation of the unaudited pro forma condensed consolidated financial statements are, unless otherwise specified, consistent with those used in the preparation of the OI Group June 30, 2015 condensed consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Details of the accounting policies applied are provided in the notes to OI Group’s condensed consolidated financial statements for the year ended December 31, 2014 incorporated herein by reference.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

•                  the consolidated financial statements of OI Group and related notes thereto as of and for the year ended December 31, 2014 contained in OI Group’s Annual Report on Form 10-K for the year ended December 31, 2014;

•                  the condensed consolidated financial statements of OI Group and related notes thereto as of and for the six months ended June 30, 2015 contained in OI Group’s Quarterly Report on Form 10-Q for the period ended June 30, 2015;

•                  the Vitro Business financial statements included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K; and

•                  the “Vitro Acquisition Financial Information” section below.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Vitro Acquisition been completed as of the dates presented, and should not be taken as being representative of the future consolidated results of operations or financial condition of the combined company.

The unaudited pro forma condensed consolidated financial statements do not include the realization of any future cost savings or synergies or restructuring or integration charges that are expected to result from the Vitro Acquisition.

Vitro Acquisition Financial Information

Vitro prepares its combined financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In connection with the preparation of the unaudited pro forma condensed consolidated financial data, the historical income statements and statement of financial position of Vitro have been adjusted, based on a preliminary analysis, to reflect the different classifications and accounting principles adopted by OI Group compared to those of Vitro, including relevant adjustments to conform IFRS to U.S. GAAP, as applicable. However, these classifications and adjustments are preliminary and OI Group may not have identified all the adjustments necessary to conform the Vitro Business’ accounting policies or financial presentation to those of OI Group.  Upon consummation of the Vitro Acquisition, a more detailed analysis of the adjustments to reflect the different classifications and accounting principles of OI Group and the Vitro Business will be completed and further adjustments could be necessary.

The Vitro Business financial statements, included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, reflect the assets and liabilities, income and expenses and cash flows of the Vitro Business to be acquired in the Vitro Acquisition, consisting of the Sellers’ food and beverage glass containers operations and excluding certain operations related to the Sellers’ cosmetic, pharmaceutical, chemicals and machinery fabrication businesses. The main activities of the Vitro Business are the production of glass containers for food, beverages, beer, wine and spirits. The Vitro Business financial statements may not be indicative of the Vitro Business’ future performance and they do not necessarily reflect what its combined results of operations, financial position and cash flows would have been, had the Vitro Business operated as an independent group and had it presented stand-alone financial statements during the periods presented. For a detailed discussion of the basis of preparation and accounting policies used in preparing the Vitro Business financial statements, see the Notes to the Vitro Business financial statements included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The historical financial information for the Vitro Business as presented in Exhibits 99.1 and 99.2 has been prepared in Mexican Peso (“MXN”).  For purposes of presentation herein, the financial information in the Historical Vitro Business column includes information contained in the combined statements of profit or loss and other comprehensive income, the combined statements of cash flows and the combined statements of changes in invested equity in the Vitro Business financial statements that has been translated from MXN to the U.S. Dollar (“USD”) at average foreign exchange rates of MXN to USD of 0.075 for the twelve months ended December 31, 2014 and 0.066 and 0.076 for the six months ended June 30, 2015 and 2014, respectively. The information contained in the combined statements of financial position in the Vitro Business financial statements has been translated from MXN to USD at a foreign exchange rate of MXN to USD of 0.064 as of June 30, 2015.

Owens-Illinois Group, Inc.

Unaudited pro forma condensed consolidated balance sheet
as of June 30, 2015
(U.S. dollars in millions)

	June 30, 2015
	Historical		U.S. GAAP/
	OI Group	Vitro Business	Acquisition Adjustments		Financing Adjustments		OI Group Pro Forma

Assets
Current assets:
Cash and cash equivalents	$378	$83	$(2,375)	(a)	$2,207	(l)	$293
Receivables	922	104					1,026
Inventories	985	102	20	(b)			1,107
Prepaid expenses	100	20	142	(c)			262
Total current assets	2,385	309	(2,213)		2,207		2,688

Property, plant and equipment, net	2,386	392	185	(d)			2,963
Goodwill	1,789		1,151	(e)			2,940
Other assets	1,058	102	330	(f)			1,490

Total assets	$7,618	$803	$(547)		$2,207		$10,081

Liabilities and Share Owners’ Equity
Current liabilities:
Short-term loans and long-term debt due within one year	$555	$10	$(10)	(g)	$—		$555
Accounts payable	983	64					1,047
Other liabilities	458	116	(35)	(h)			539
Total current liabilities	1,996	190	(45)				2,141

Long-term debt	3,217	42	(42)	(i)	2,207	(l)	5,424
Other long-term liabilities	909	70	53	(j)			1,032
Share owners’ equity	1,496	501	(513)	(k)			1,484
Total liabilities and share owners’ equity	$7,618	$803	$(547)		$2,207		$10,081

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

Owens-Illinois Group, Inc.
Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2015
(U.S. dollars in millions)

	Six months ended June 30, 2015
	Historical		U.S. GAAP/
	OI Group	Vitro Business	Acquisition Adjustments		Financing Adjustments		OI Group Pro Forma

Net sales	$2,964	$431	$—		$—		$3,395
Cost of goods sold	2,422	283	27	(a)			2,732
Gross profit	542	148	(27)				663

Selling and administrative expense	242	41	(2)	(b)			281
Research, development and engineering expense	31						31
Interest expense (income), net	121	5	(5)	(c)	49	(f)	170
Equity (earnings)	(29)						(29)
Other expense (income), net	15	(1)	(3)	(d)			11

Earnings from continuing operations before income taxes	162	103	(17)		(49)		199
Provisions (benefit) for income taxes	40	30	(5)	(e)	(15)	(e)	50
Earnings from continuing operations before noncontrolling interest	122	73	(12)		(34)		149
Net earnings attributable to noncontrolling interests	9						9
Earnings from continuing operations attributable to OI Group	$113	$73	$(12)		$(34)		$140

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

Owens-Illinois Group, Inc.
Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014
(U.S. dollars in millions)

	Year ended December 31, 2014
	Historical		U.S. GAAP/
	OI Group	Vitro Business	Acquisition Adjustments		Financing Adjustments		OI Group Pro Forma

Net sales	$6,784	$858	$—		$—		$7,642
Cost of goods sold	5,531	599	64	(g)			6,194
Gross profit	1,253	259	(64)				1,448

Selling and administrative expense	523	93	(14)	(h)			602
Research, development and engineering expense	63						63
Interest expense, net	230	3	(3)	(c)	98	(f)	328
Equity (earnings)	(64)						(64)
Other expense (income), net	148	18	(18)	(i)			148

Earnings from continuing operations before income taxes	353	145	(29)		(98)		371
Provisions (benefit) for income taxes	92	48	(9)	(e)	(29)	(e)	102
Earnings from continuing operations before noncontrolling interest	261	97	(20)		(69)		269
Net earnings attributable to noncontrolling interests	28						28
Earnings from continuing operations attributable to OI Group	$233	$97	$(20)		$(69)		$241

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

Owens-Illinois Group, Inc.
Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2014
(U.S. dollars in millions)

	Six months ended June 30, 2014
	Historical		U.S. GAAP/
	OI Group	Vitro Business	Acquisition Adjustments		Financing Adjustments		OI Group Pro Forma

Net sales	$3,436	$424	$—		$—		$3,860
Cost of goods sold	2,757	306	34	(j)			3,097
Gross profit	679	118	(34)				763

Selling and administrative expense	264	48	(9)	(k)			303
Research, development and engineering expense	32						32
Interest expense (income), net	108	1	(1)	(c)	49	(f)	157
Equity (earnings)	(35)						(35)
Other expense (income), net	(3)	(6)	(9)	(l)			(18)

Earnings from continuing operations before income taxes	313	75	(15)		(49)		324
Provisions (benefit) for income taxes	66	24	(5)	(e)	(15)	(e)	70
Earnings from continuing operations before noncontrolling interest	247	51	(10)		(34)		254
Net earnings attributable to noncontrolling interests	11						11
Earnings from continuing operations attributable to OI Group	$236	$51	$(10)		$(34)		$243

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

NOTE 1: BUSINESS COMBINATIONS

The Vitro Acquisition will be accounted for using the acquisition method of accounting.  Under the acquisition method of accounting, all identifiable assets acquired and liabilities assumed are recorded at their respective acquisition date fair values.  At this time, OI Group has not performed the detailed valuation studies and appraisals required to determine the fair values of the Vitro Business’ assets and liabilities.  Accordingly, the pro forma adjustments reflect preliminary estimates of the purchase price allocation, which are subject to change based on the finalization of appraisals and other valuation studies (see Note 2).  The final purchase price allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the Vitro Acquisition.  The final adjustments could be materially different from the unaudited pro forma adjustments presented herein because they are not factually supportable at this time.

The unaudited pro forma condensed consolidated financial statements presented herein reflect the estimated purchase price of $2,280 million (see Note 2 for further discussion of the purchase price). Although the purchase price is subject to a working capital adjustment, no such pro forma adjustment is reflected herein.

The unaudited pro forma condensed consolidated financial data gives effect to pro forma events at that are: (1) directly attributable to the Vitro Acquisition, (2) factually supportable and (3) in the case of the statements of operations, expected to have a continuing impact on OI Group’s financial results. For example, the unaudited pro forma condensed consolidated statements of operations do not reflect the increase to cost of goods sold that is expected to result from the write-up of the acquired Vitro Business inventory to its estimated fair value because this is considered to be of a non-recurring nature.  Also, transaction and integration costs expected to be incurred related to the Vitro Acquisition have not been included in the unaudited pro forma condensed consolidated statements of operations because they are not factually supportable at this time.

OI Group expects to realize $30 million of synergies following the Vitro Acquisition that are not reflected in the pro forma adjustments.  No assurance can be given with respect to the ultimate level of such synergies and the timing of their realization. OI Group expects to incur integration costs in conjunction with achieving such synergies and the integration of the Vitro Business.  No adjustment for such costs has been reflected in the pro forma adjustments.  Integration costs recognized after the Vitro Acquisition could be material to OI Group’s financial position and results of operation.

NOTE 2:  PURCHASE PRICE AND FINANCING

The unaudited pro forma condensed consolidated financial statements presented herein reflect the estimated purchase price of $2,280 million, which includes the $2,150 million purchase price of the Vitro Business and $130 million expected to be paid at closing for the value added tax owed as a result of certain internal reorganization transactions undertaken by Vitro in connection with the closing of the Vitro Acquisition (“VAT payment”).  Although the purchase price is subject to a working capital adjustment, no such pro forma adjustment is reflected herein because it is not factually supportable at this time.

For purposes of preparing the unaudited pro forma condensed consolidated financial statements, the estimated purchase price has been allocated based on the estimated fair value of assets acquired and liabilities assumed in the Vitro Acquisition. At this time, OI Group has not performed the detailed valuation studies and appraisals to determine the fair values of the Vitro Business’ assets and liabilities.  Accordingly, the pro forma condensed consolidated financial statements presented herein reflect preliminary estimates of the purchase price allocation, which are subject to change based on the finalization of appraisals and other valuation studies.  The final purchase price allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the Vitro Acquisition and could be materially different from the preliminary allocation presented herein.

The estimated purchase price reflected in the pro forma condensed combined financial statements as of June 30, 2015 is $2,280 million and is preliminarily allocated as follows:

Book value of historical Vitro Business’ net assets acquired	$501

Allocation of purchase price over book value:
Increase inventory to estimated fair value	20
Increase property, plant and equipment to estimated fair value	185
Increase to prepaid expenses for VAT payment to be refunded	130
Identifiable intangible assets at estimated fair value	406
Deferred tax liabilities associated with intangible assets and other	(113)
Goodwill	1,151

Total purchase price	$2,280

To finance the Vitro Acquisition, OI Group expects to borrow up to $2,250 million, including up to $1,000 million in one or more series of senior notes issued by Owens-Brockway and up to $1,250 million of additional borrowings under incremental term loan facilities. For purposes of the pro forma financial statements, the senior notes and the incremental term loan facilities are assumed to have a weighted average interest rate of 4.4%. To the extent the actual interest rates on the senior notes and incremental term loan facilities are higher than estimated, additional interest expense will be incurred and such expense could be material. See Note 4(f) below.

NOTE 3:  PRO FORMA ADJUSTMENTS FOR THE CONDENSED CONSOLIDATED BALANCE SHEET
(U.S. dollars in millions, unless otherwise noted)

(a)         Reflects the following cash outflows for the Vitro Acquisition: the Vitro Acquisition purchase price paid at closing of $2,150 million, the $130 million VAT payment, approximately $12 million paid for fees and expenses associated with the Vitro acquisition financing and the elimination of $83 million related to the Vitro Business cash balance that will not be included as part of the Vitro Acquisition.

(b)         Reflects the initial purchase price fair value adjustment for inventory. It is expected that this fair value adjustment would impact cost of goods sold within four months subsequent to the Vitro Acquisition.

(c)          Reflects the net adjustment of $142 million to prepaid expenses, which is comprised of the following:

•                  $130 million reflects the VAT payment.

•                  $23 million reflects a reclassification between long-term and short-term deferred tax assets in accordance with U.S. GAAP.

•                  ($11) million reflects a reduction in deferred tax assets resulting from the elimination of certain loss contracts with costs in excess of fair market value (onerous contracts) with respect to certain Vitro Business real properties that OI Group will not assume as part of the Vitro Acquisition.

(d)         Reflects the step up of fixed assets to their estimated fair value as part of the initial acquisition accounting (approximately $136 million).  In addition, certain land that was previously leased by the Vitro Business will be transferred by Vitro to the Vitro Business ($49 million is the approximate fair value of the land being transferred).  Useful lives used for depreciation purposes are as follows:

Fixed Assets	Estimated Useful Life (in years)
Buildings	15 - 50
Machinery and equipment	3 - 30

(e)          Reflects the excess purchase price of the Vitro Acquisition over the fair value of the net assets acquired. This is a preliminary estimate and is subject to further refinement upon final determination of the detailed allocation of the Vitro Acquisition purchase price.

(f)           Reflects the net adjustment of $330 million to other assets, which is comprised of the following:

•                  $406 million reflects the amount allocated to intangible assets, namely customer relationships and a non-compete agreement between OI Group and Vitro, as part of the preliminary purchase price allocation. Estimated value and useful lives used are as follows:

Identifiable Intangible Assets	Estimated Value (in millions)	Estimated Useful Life (in years)
Customer relationships	$400	12
Non-compete agreement	$6	3

•                  $111 million reflects a reclassification between deferred tax assets and deferred tax liabilities in accordance with U.S. GAAP.

•                  ($16) million reflects a reduction in deferred tax assets resulting from U.S. GAAP adjustments for employee benefits.

•                  ($23) million reflects a reclassification between long-term and short-term deferred tax assets in accordance with U.S. GAAP.

•                  ($26) million reflects a reduction in deferred tax assets resulting from the fair value step-up related to fixed assets.

•                  ($122) million reflects the establishment of a deferred tax liability resulting from recording intangible assets as part of the preliminary purchase price allocation.

(g)          Reflects the elimination of the historical short-term debt associated with the Vitro Business that OI Group will not assume as part of the Vitro Acquisition.

(h)         Reflects the elimination of certain loss contracts with costs in excess of fair market value (onerous contracts) with respect to certain Vitro Business real properties ($31 million). Also, reflects the elimination of derivative financial instruments ($4 million) that OI Group will not assume as part of the Vitro Acquisition.

(i)             Reflects the elimination of the historical long-term debt associated with the Vitro Business that OI Group will not assume as part of the Vitro Acquisition.

(j)            Reflects the net adjustment of $53 million to other long-term liabilities, which is comprised of the following:

•                  $111 million reflects a reclassification between deferred tax assets and deferred tax liabilities in accordance with U.S. GAAP.

•                  $12 million reflects the recognition of additional employee benefit costs as required in accordance with U.S. GAAP.

•                  ($70) million reflects the elimination of employee benefit costs for retired employees that will be retained by Vitro.

(k)         Reflects the elimination of the Vitro Business’ historical stockholders’ equity, as well as the impact of $12 million of fees and expenses associated with the Vitro Acquisition financing that will not be treated as deferred financing fees.

(l)             Reflects the net adjustment of $2,207 million to cash and cash equivalents and long-term debt, which is comprised of the following:

•                  $2,250 million reflects the proceeds of the debt expected to be incurred to finance the Vitro Acquisition (see Note 2).

•                  ($43) million reflects the estimated fees and expenses associated with the Vitro Acquisition financing primarily paid to the financing sources that will be treated as deferred financing fees, which will be netted against pro forma long-term debt and amortized over the life of the debt.

NOTE 4. PRO FORMA ADJUSTMENTS FOR THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in millions, unless otherwise noted)

(a)         Reflects the net adjustment of $27 million to cost of goods sold, which is comprised of the following:

•                  $21 million reflects the reclassification of freight costs from selling and administrative expense to cost of goods sold in accordance with U.S. GAAP.

•                  $6 million reflects additional depreciation expense resulting from the step up of fixed assets to their estimated fair value as part of the initial acquisition accounting.

(b)         Reflects the net adjustment of ($2) million to selling and administrative expense, which is comprised of the following:

•                  $18 million reflects additional amortization expense related to intangible assets recorded as part of the preliminary purchase price allocation.

•                  $1 million reflects the recognition of additional employee benefit costs in accordance with U.S. GAAP, net of the employee benefit costs for retired employees that will be retained by Vitro.

•                  ($21) million reflects the reclassification of freight costs from selling and administrative expense to cost of goods sold in accordance with U.S. GAAP.

(c)          Reflects the elimination of interest expense associated with debt of the Vitro Business that OI Group will not assume as part of the Vitro Acquisition.

(d)         Reflects the elimination of the historical rent expense related to certain land that was previously leased by the Vitro Business and which will be transferred (at fair value) to the Vitro Business.

(e)          Reflects the tax expense (benefit) related to the U.S. GAAP, acquisition and financing adjustments at the estimated statutory rate of 30%.

(f)           Reflects the additional interest expense to be incurred based on the $2,250 million of additional debt expected to be incurred in connection with the Vitro Acquisition financing at an assumed weighted average interest rate of 4.4%. No original issue discount is assumed in these unaudited pro forma condensed consolidated financial statements. A 0.25% change in interest rates would change pro forma interest expense by $6 million on an annual basis.  To the extent actual interest rates are higher than estimated, additional interest expense will be incurred and such expense could be material. The resulting pro forma adjustments to interest expense consist of the following:

	Year ended December 31, 2014	Six Months ended June 30, 2015	Six Months ended June 30, 2014
Incremental term loan A facility	$10	$5	$5
Incremental term loan B facility	26	13	13
Senior notes	56	28	28
Deferred financing fees	6	3	3

Total pro forma interest expense	$98	$49	$49

(g)          Reflects the net adjustment of $64 million to cost of goods sold, which is comprised of the following:

•                  $51 million reflects the reclassification of freight costs from selling and administrative expenses to cost of goods sold in accordance with U.S. GAAP.

•                  $12 million reflects additional depreciation expense resulting from the step up of fixed assets to their estimated fair value as part of the initial acquisition accounting.

•                  $1 million reflects the recognition of additional employee benefit costs in accordance with U.S. GAAP, net of the employee benefit costs for retired employees that will be retained by Vitro.

(h)         Reflects the net adjustment of ($14) million to selling and administrative expense, which is comprised of the following:

•                  $35 million reflects additional amortization expense related to intangible assets recorded as part of the preliminary purchase price allocation.

•                  $2 million reflects the recognition of additional employee benefit costs in accordance with U.S. GAAP, net of the employee benefit costs for retired employees that will be retained by Vitro.

•                  ($51) million reflects the reclassification of freight costs from selling and administrative expense to cost of goods sold in accordance with U.S. GAAP.

(i)             Reflects the net adjustment of ($18) million to other expense (income), net, which is comprised of the following:

•                  ($7) million reflects elimination of the historical rent expense related to certain land that was previously leased by the Vitro Business and which was transferred (at fair value) to the Vitro Business.

•                  ($11) million reflects the elimination of the effects of loss contracts with costs in excess of fair market value (onerous contracts) with respect to certain Vitro Business real properties that OI Group will not assume as part of the Vitro Acquisition.

(j)            Reflects the net adjustment of $34 million to cost of goods sold, which is comprised of the following:

•                  $28 million reflects the reclassification of freight costs from selling and administrative expense to cost of goods sold in accordance with U.S. GAAP.

•                  $6 million reflects additional depreciation expense resulting from the step up of fixed assets to their estimated fair value as part of the initial acquisition accounting.

(k)         Reflects the net adjustment of ($9) million to selling and administrative expense, which is comprised of the following:

•                  $18 million reflects additional amortization expense related to intangible assets recorded as part of the preliminary purchase price allocation.

•                  $1 million reflects the recognition of additional employee benefit costs in accordance with U.S. GAAP, net of the employee benefit costs for retired employees that will be retained by Vitro.

•                  ($28) million reflects the reclassification of freight costs from selling and administrative expenses to cost of goods sold in accordance with U.S. GAAP.

(l)             Reflects the net adjustment of ($9) million to other expense (income), net, which is comprised of the following:

•                  ($6) million reflects the elimination of the effects of certain loss contracts with costs in excess of fair market value (onerous contracts) with respect to certain Vitro Business real properties that OI Group will not assume as part of the Vitro Acquisition.

•                  ($3) million reflects the elimination of the historical rent expense related to certain land that was previously leased by the Vitro Business and which will be transferred (at fair value) to the Vitro Business.